Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Director, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports 2018 Third Quarter Results and Raises Full-Year EPS Guidance

Third Quarter 2018 Highlights:

•	GAAP earnings per diluted share (EPS) of $1.59 compared to $1.13 in the third quarter of last year; excluding Special Items, EPS of $1.62 increased 43% compared to the third quarter of 2017.

•	Sales of $856 million increased 23% compared to the third quarter of 2017, with core sales growth of 6%.

•	Raising 2018 GAAP EPS guidance to a range of $5.20-$5.30 vs. prior range of $4.90-$5.10; excluding Special Items, raising 2018 EPS guidance to a range of $5.80-$5.90 vs. prior range of $5.60-$5.80.

•	Revising 2018 free cash flow guidance (cash provided by operating activities less capital spending) to $260-$290 million vs. prior range of $250-$280 million.

STAMFORD, CONNECTICUT - October 22, 2018 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported third quarter 2018 earnings per diluted share (EPS) of $1.59, compared to $1.13 per diluted share in the third quarter of 2017. Excluding Special Items, third quarter 2018 EPS increased 43% to $1.62. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Third quarter sales were a record $856 million, an increase of 23% compared to $696 million in the third quarter of 2017. The sales increase was comprised of a $132 million, or 19%, benefit from acquisitions and core sales growth of $40 million, or 6%, partially offset by $12 million, or 2%, of unfavorable foreign exchange.

Operating profit in the third quarter was $124 million, an increase of 21% compared to $102 million in the third quarter of 2017. Operating profit margin of 14.5% compared to 14.7% in the third quarter of 2017. Excluding Special Items, operating profit in the third quarter was $138 million, an increase of 31% compared to $106 million in the third quarter of 2017. Excluding Special Items, operating profit margin of 16.1% increased 90 basis points compared to the third quarter of 2017 (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Max Mitchell, Crane Co. President and Chief Executive Officer commented: "We delivered another quarter of strong operating results, with record sales and a record adjusted operating profit margin of 16.1%. With demand solid across most of our major end markets, we continue to focus on positioning Crane for the future, and we are executing on a wide range of growth initiatives as well as on our previously announced repositioning activities and the integration of Crane Currency. To date, we are tracking ahead of the midpoint of our previously issued guidance, driven by further strengthening in our Aerospace & Electronics and Crane Currency markets, along with faster repayment of short-term debt. Based on these factors, we are raising and narrowing our 2018 EPS guidance range, excluding Special Items, to $5.80-$5.90, from our prior range of $5.60-$5.80." (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Cash Flow and Other Financial Metrics
Cash provided by operating activities in the first nine months of 2018 was $222 million, compared to $174 million in the first nine months of 2017. Free cash flow (cash provided by operating activities less capital spending) was $147 million in the first nine months of 2018, compared to $140 million in the first nine months of 2017. During the third quarter 2018, the Company made a $28 million discretionary pension contribution. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

The Company's cash position was $324 million at September 30, 2018, compared to $706 million at December 31, 2017. Total debt was $1,044 million at September 30, 2018, compared to $743 million at December 31, 2017. The increase in total debt reflects the financing associated with the January 10, 2018 acquisition of Crane Currency.

Segment Results
All comparisons detailed in this section refer to operating results for the third quarter 2018 versus the third quarter 2017.

Fluid Handling

	Third Quarter		Change
(dollars in millions)	2018	2017
Sales	$279	$267	$12	4%

Operating Profit	$30	$31	—	(1%)
Operating Profit, before Special Items*	$40	$33	7	21%

Profit Margin	10.9%	11.5%
Profit Margin, before Special Items*	14.4%	12.4%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $12 million, or 4%, driven by $18 million, or 7%, of core growth, partially offset by $3 million, or 1%, of unfavorable foreign exchange, and a small impact from a divestiture. Operating margin decreased to 10.9%, compared to 11.5% last year, primarily reflecting repositioning related costs. Excluding Special Items, operating margin increased to 14.4%, a 200 basis point increase compared to

12.4% last year, driven primarily by higher volume and productivity. Fluid Handling order backlog was $298 million at September 30, 2018, $262 million at December 31, 2017, and $269 million at September 30, 2017.

Payment & Merchandising Technologies

	Third Quarter		Change
(dollars in millions)	2018	2017
Sales	$327	$189	$139	74%

Operating Profit	$57	$41	$17	41%
Operating Profit, before Special Items*	$61	$41	$20	48%

Profit Margin	17.5%	21.6%
Profit Margin, before Special Items*	18.7%	22.0%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $139 million, or 74%, driven by sales from acquisitions, with $13 million of core growth, or 7%, partially offset by a $9 million, or 5%, impact from unfavorable foreign exchange. Operating margin declined to 17.5%, from 21.6% last year, primarily reflecting the impact of the Crane Currency acquisition, and restructuring and integration related charges. Excluding Special Items, operating margins of 18.7% declined from 22.0% last year.

Aerospace & Electronics

	Third Quarter		Change
(dollars in millions)	2018	2017
Sales	$190	$172	$18	10%

Operating Profit	$43	$36	$7	20%
Operating Profit, before Special Items*	$43	$35	$8	23%

Profit Margin	22.4%	20.6%
Profit Margin, before Special Items*	22.5%	20.2%

*Please see the attached Non-GAAP Financial Measures tables

Sales increased $18 million, or 10%, driven by higher core sales. Operating margin increased to 22.4%, from 20.6% last year, primarily as a result of higher volumes and productivity. Excluding Special Items, operating margin increased 230 basis points to 22.5%. Aerospace & Electronics order backlog was $445 million at September 30, 2018, $374 million at December 31, 2017, and $348 million at September 30, 2017.

Engineered Materials

	Third Quarter		Change
(dollars in millions)	2018	2017
Sales	$60	$68	$(8)	(12%)

Operating Profit	$9	$12	$(3)	(29%)
Operating Profit, before Special Items*	$9	$12	$(3)	(27%)

Profit Margin	14.5%	17.8%
Profit Margin, before Special Items*	14.8%	17.9%

*Please see the attached Non-GAAP Financial Measures tables
Sales decreased $8 million, or 12%, driven primarily by lower sales to the Recreational Vehicle market. Operating margin declined to 14.5%, primarily reflecting lower volumes, partially offset by strong productivity. Excluding Special Items, operating margins declined to 14.8%.

Raising 2018 Guidance
We are raising our 2018 full year GAAP EPS guidance to a range of $5.20-$5.30, compared to the prior range of $4.90-$5.10. We now expect 2018 full year EPS, excluding Special Items, of $5.80-$5.90, compared to the prior range of $5.60-$5.80. Full year 2018 free cash flow (cash provided by operating activities less capital spending) is now expected to be in a range of $260-$290 million, compared to the prior range of $250-$280 million. (Please see the attached Non-GAAP Financial Measures tables.)

Additional Information

Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the third quarter financial results on Tuesday, October 23, 2018 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers in the chemicals, oil & gas, power, automated payment solutions, banknote design and production and aerospace & defense, along with a wide range of general industrial and consumer related end markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane Co. has approximately 12,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the management’s current beliefs, expectations, plans, assumptions and objectives regarding Crane Co.’s future financial performance and are subject to significant risks and uncertainties. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in these forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and subsequent reports filed with the Securities and Exchange Commission. Such reports are available on the Securities Exchange Commission’s website (www.sec.gov). Crane Co. does not undertake to update any forward-looking statements.

(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net sales:
Fluid Handling	$278.7	$266.9	$822.1	$770.3
Payment & Merchandising Technologies	327.4	188.6	944.2	582.3
Aerospace & Electronics	189.5	172.0	547.0	506.5
Engineered Materials	60.2	68.4	192.5	212.7
Total net sales	$855.8	$695.9	$2,505.8	$2,071.8

Operating profit (loss):
Fluid Handling	$30.4	$30.7	$88.0	$84.1
Payment & Merchandising Technologies	57.3	40.7	139.8	121.0
Aerospace & Electronics	42.5	35.5	120.0	104.9
Engineered Materials	8.7	12.2	32.4	39.4
Corporate	(15.0)	(17.0)	(49.0)	(48.4)
Total operating profit	123.9	102.1	331.2	301.0

Interest income	0.5	0.7	1.7	1.8
Interest expense	(12.3)	(9.3)	(39.8)	(27.3)
Miscellaneous, Net	5.7	3.5	13.9	9.2
Income before income taxes	117.8	97.0	307.0	284.7
Provision for income taxes	20.7	28.5	60.6	83.6
Net income before allocation to noncontrolling interests	97.1	68.5	246.4	201.1
Less: Noncontrolling interest in subsidiaries' earnings	0.1	0.3	—	0.6
Net income attributable to common shareholders	$97.0	$68.2	$246.4	$200.5

Share Data:
Earnings per diluted share	$1.59	$1.13	$4.04	$3.32

Average diluted shares outstanding	61.1	60.4	61.1	60.4
Average basic shares outstanding	59.7	59.5	59.7	59.4

Supplemental Data:
Cost of Sales	$544.8	$441.5	$1,611.6	$1,315.3
Selling, General & Administrative	178.4	151.8	542.6	452.4
Acquisition related charges	2.1	0.5	11.3	3.1
Repositioning charges	6.6	—	9.1	—
Depreciation and Amortization *	27.8	18.5	84.1	54.0
Stock-Based Compensation Expense *	4.9	5.4	16.1	16.5

* Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.
Condensed Balance Sheets
(in millions)

	September 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$323.6	$706.2
Accounts receivable, net	565.0	418.4
Current insurance receivable - asbestos	25.0	25.0
Inventories, net	412.0	349.3
Other current assets	77.6	19.6
Total current assets	1,403.2	1,518.5

Property, plant and equipment, net	594.5	282.4
Long-term insurance receivable - asbestos	72.8	90.1
Other assets	632.5	495.6
Goodwill	1,407.0	1,206.9

Total assets	$4,110.0	$3,593.5

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current maturities of long-term debt	$106.3	$249.4
Accounts payable	268.4	247.4
Current asbestos liability	85.0	85.0
Accrued liabilities	365.0	252.1
Income taxes	9.9	3.6
Total current liabilities	834.6	837.5

Long-term debt	937.5	494.1
Long-term deferred tax liability	42.8	44.9
Long-term asbestos liability	456.5	520.3
Other liabilities	309.1	348.2

Total equity	1,529.5	1,348.5

Total liabilities and equity	$4,110.0	$3,593.5

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating activities:
Net income attributable to common shareholders	$97.0	$68.2	$246.4	$200.5
Noncontrolling interest in subsidiaries' earnings	0.1	0.3	—	0.6
Net income before allocations to noncontrolling interests	97.1	68.5	246.4	201.1
Depreciation and amortization	27.8	18.5	84.1	54.0
Stock-based compensation expense	4.9	5.4	16.1	16.5
Defined benefit plans and postretirement credit	(3.9)	(2.1)	(11.6)	(6.3)
Deferred income taxes	13.5	6.0	24.5	16.0
Cash provided by (used for) operating working capital	4.5	45.1	(41.3)	(38.0)
Defined benefit plans and postretirement contributions	(39.3)	(6.1)	(55.8)	(9.9)
Environmental payments, net of reimbursements	(1.2)	(1.7)	(5.4)	(4.4)
Other	(0.9)	(11.2)	11.8	(8.0)
Subtotal	102.5	122.4	268.8	221.0
Asbestos related payments, net of insurance recoveries	(11.5)	(18.6)	(46.4)	(46.8)
Total provided by operating activities	91.0	103.8	222.4	174.2

Investing activities:
Capital expenditures	(31.6)	(13.5)	(75.6)	(34.3)
Proceeds from disposition of capital assets	0.8	—	1.3	—
Payments for acquisitions, net of cash acquired	24.3	(0.7)	(648.0)	(54.8)
Total used for investing activities	(6.5)	(14.2)	(722.3)	(89.1)

Financing activities:
Dividends paid	(20.9)	(19.5)	(62.7)	(58.8)
Reacquisition of shares on open market	—	(25.0)	(25.0)	(25.0)
Stock options exercised, net of shares reacquired	7.5	2.9	12.5	20.7
Debt issuance costs	—	—	(5.4)	—
Repayment of long-term debt	—	—	(450.0)	—
Repayment of short-term debt	—	—	(100.0)	—
Proceeds from issuance of long-term debt	—	—	550.0	—
Proceeds from issuance of short-term debt	—	—	100.0	—
(Repayment of) proceeds from issuance of commercial paper	(60.8)	—	110.6	—
Total (used for) provided by financing activities	(74.2)	(41.6)	130.0	(63.1)

Effect of exchange rate on cash and cash equivalents	(4.9)	14.9	(12.7)	40.5
Increase (decrease) in cash and cash equivalents	5.4	62.9	(382.6)	62.5
Cash and cash equivalents at beginning of period	318.2	509.3	706.2	509.7
Cash and cash equivalents at end of period	$323.6	$572.2	$323.6	$572.2

CRANE CO.
Order Backlog
(in millions)

	September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017	September 30, 2017
Fluid Handling	$297.7		$291.6		$281.2		$262.1	$268.8
Payment & Merchandising Technologies	359.0	*	350.5	*	301.0	*	76.4	87.6
Aerospace & Electronics	445.1		441.3		381.2		373.6	348.4
Engineered Materials	10.3		13.2		13.4		13.6	13.9
Total Backlog	$1,112.2		$1,096.6		$976.8		$725.7	$718.7

* Includes $252.4 million as of September 30, 2018, $248.6 million as of June 30, 2018 and $211.2 million as of March 31, 2018 of backlog pertaining to the Crane Currency business acquired in January 2018.

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,		Percent Change September 30, 2018	Percent Change September 30, 2018
	2018	2017	2018	2017	Three Months	Nine Months
INCOME ITEMS
Net sales	$855.8	$695.9	$2,505.8	$2,071.8	23.0%	20.9%

Operating profit	123.9	102.1	331.2	301.0	21.3%	10.0%
Percentage of sales	14.5%	14.7%	13.2%	14.5%
Special items impacting operating profit:
Inventory step-up and backlog amortization	0.3	—	8.8	—
Acquisition related charges	2.1	0.5	11.3	3.1
Repositioning charges	6.6	—	9.1	—
Impact from change in accounting principle*	5.3	3.3	15.7	10.0
Operating profit before special items	$138.2	$105.8	$376.1	$314.1	30.6%	19.7%
Percentage of sales	16.1%	15.2%	15.0%	15.2%

Net income attributable to common shareholders	$97.0	$68.2	$246.4	$200.5
Per share	$1.59	$1.13	$4.04	$3.32	40.7%	21.6%

Special items impacting net income attributable to common shareholders:
Inventory step-up and backlog amortization - Net Of Tax	0.2	—	6.7	—
Per Share	$0.00		$0.11

Acquisition related charges - Net of Tax	1.7	0.4	8.6	2.2
Per Share	$0.03	$0.00	$0.14	$0.04

Repositioning charges - Net of Tax	5.1	—	7.0	—
Per Share	$0.08		$0.11

Incremental financing costs associated with acquisition - Net of Tax	—	—	2.1	—
Per Share			$0.03

Impact of Tax Law Change	(5.1)	—	(5.6)	—
Per Share	$(0.08)		$(0.09)

Net Income Attributable To Common Shareholders Before Special Items	$98.8	$68.6	$265.1	$202.7	44.1%	30.8%
Per Share	$1.62	$1.13	$4.34	$3.36	42.5%	29.4%

Special items impacting provision for income taxes
Provision for income taxes - GAAP Basis	$20.7	$28.5	$60.6	$83.6
Tax effect of inventory step-up and backlog amortization	—	—	2.1	—
Tax effect of acquisition related charges	0.4	0.2	2.7	0.9
Tax effect of repositioning charges	1.5	—	2.1	—
Tax effect of incremental financing costs associated with acquisition	—	—	0.6	—
Impact of tax law change	5.1	—	5.6	—
Provision for income taxes - non-GAAP basis	$27.7	$28.7	$73.7	$84.5

Segment Information:	For the three months ended September 30, 2018
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$278.7	$327.4	$189.5	$60.2	$—	$855.8

Operating Profit - GAAP	30.4	57.3	42.5	8.7	(15.0)	123.9
Inventory step-up and backlog amortization	—	0.3	—	—	—	0.3
Acquisition related charges	—	2.1	—	—	—	2.1
Repositioning charges, net of gain on property sale	5.5	0.9	0.2	—	—	6.6
Impact from change in accounting principle*	4.3	0.7	—	0.2	0.1	5.3
Operating Profit before Special Items	40.2	61.3	42.7	8.9	(14.9)	138.2
Percentage of Sales	14.4%	18.7%	22.5%	14.8%		16.1%

Segment Information:	For the three months ended September 30, 2017
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$266.9	$188.6	$172.0	$68.4	$—	$695.9

Operating Profit - GAAP	30.7	40.7	35.5	12.2	(17.0)	102.1
Transaction related costs	0.5	—	—	—	—	0.5
Impact from change in accounting principle*	1.9	0.7	(0.7)	—	1.3	3.2
Operating Profit before Special Items	33.1	41.4	34.8	12.2	(15.7)	105.8
Percentage of Sales	12.4%	22.0%	20.2%	17.9%		15.2%

* Represents the impact from the change in presentation of net periodic pension and postretirement benefit costs.

CRANE CO.
Guidance
(in millions, except per share data)

	2018 Full Year Guidance
2018 earnings per share guidance	Low	High

Earnings per share - GAAP basis	$5.20	$5.30
Repositioning costs	0.15	0.15
Acquisition integration costs	0.55	0.55
Impact of Tax Reform	(0.10)	(0.10)
Earnings per share - non-GAAP basis	$5.80	$5.90

	Three Months Ended September 30,		Nine Months Ended September 30,		2018 Full Year Guidance
	2018	2017	2018	2017	Low	High

Cash provided by operating activities before asbestos-related payments	$102.5	$122.4	$268.8	$221.0	$445.0	$475.0
Asbestos-related payments, net of insurance recoveries	(11.5)	(18.6)	(46.4)	(46.8)	(60.0)	(60.0)
Cash provided by operating activities	91.0	103.8	222.4	174.2	385.0	415.0
Less: capital expenditures	(31.6)	(13.5)	(75.6)	(34.3)	(125.0)	(125.0)
Free cash flow	$59.4	$90.3	$146.8	$139.9	$260.0	$290.0

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.